Creation Date Mon Oct  5, 1998  04:19 PM                            Page    1
CMB95A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 37 Beginning Date                     09/01/1998
Due Period 37 End Date                           09/30/1998
Determination Date                               10/09/1998
Remittance Date                                  10/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 10.9567819315

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.6273252558

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 156,866.83
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1045542115

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,722,912.08
      B. From Current Period                                     $ 3,719,062.26
      C. Change in Amount Between Periods (Lines B - A)             $ -3,849.82

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 171,801,297.26
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.114508269045

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 11,252,547.44
      B. Available Cash Collateral Amount Percentage            5.977760295069%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 11,252,547.44
      B. For the Next Collection Period                         $ 11,252,547.44